SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT (this "Amendment") is entered into this 23 day of May, 2016, by and between SILICON VALLEY BANK, a California corporation ("Bank"), and APIGEE CORPORATION, a Delaware corporation ("Borrower").

RECITALS

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 17, 2014, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of March 2, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the "Loan Agreement").

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower is currently in default of the Loan Agreement for failing to comply with the terms and conditions of Section 6.6 of the Loan Agreement by allowing its UK Subsidiary to maintain an aggregate balance in excess of Two Million Dollars ($2,000,000) in the External HSBC Accounts during the month ending April 30, 2016 (the "Existing Default"), which if not waived by Bank would constitute an Event of Default.

D.Borrower has requested that Bank waive the Existing Default and amend the Loan Agreement to make certain revisions to the Loan Agreement, as more fully set forth herein.

E.Although Bank is under no obligation to do so, Bank is willing to (i) waive the Existing Default, and (ii) amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Defmitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.Waiver of Existing Default. Subject to the terms of this Amendment, Bank hereby waives the Existing Default. Bank's agreement to waive the Existing Default shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower's compliance with any other terms of the Loan Documents, and shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date.

The waiver set forth in this Section 2 shall not be deemed or otherwise construed to constitute a waiver of any other provision of this Amendment or the Loan Agreement.

3.	Amendments to Loan Agreement.

3.1    Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.6    Operating Accounts.

(a)Maintain all of its and all of its Subsidiaries' primary domestic operating, deposit and investment accounts with Bank and its Affiliates, including all foreign exchange transactions and letters of credit, if such Bank Services are available. Notwithstanding the foregoing, Borrower shall cause its UK Subsidiary to maintain all of its primary operating, deposit and investment accounts with Bank's and its Affiliates' branches located in the United Kingdom, including all foreign exchange transactions and letters of credit, if such Bank Services are available; provided, however, Borrower's UK Subsidiary may maintain the External HSBC Accounts, provided that the aggregate balance of such External HSBC Accounts shall not be greater than Four Million Dollars ($4,000,000) at any time.

(b)Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank's Affiliates. For each Collateral Account that Borrower at any time maintains in the United States, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such, and (ii) the External HSBC Accounts, provided that the aggregate balance of such External HSBC Accounts shall not be greater than Four Million Dollars ($4,000,000) at any time.

3.2    Compliance Certificate. Exhibit C of the Loan Agreement is replaced in its entirety with Exhibit C attached hereto. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit C attached hereto.

4.	Limitation of Waiver and Amendments.

4.1    The waiver and amendments set forth in Sections 2 and 3, above, respectively, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3    In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5.Representations    and Warranties.    To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) other than the Existing Default, no Event of Default has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

BORROWER:

APIGEE CORPORATION

By: /s/ Tim Wan
Name: Tim Wan
Title: CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By: /s/ Sean Thompson
Name: Sean Thompson
Title: Vice President

BORROWER:

APIGEE CORPORATION

By:
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK    Date:     _ FROM: APIGEE CORPORATION
The undersigned authorized officer of Apigee Corporation ("Borrower") certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"):

(1) Borrower is in complete compliance for the period ending    with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defmed herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies

Periodic financial statements with Compliance Certificate ("CC")
Within 45 days after the last day of each (i) fiscal quarter when Borrower's Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances, and (ii) month at all other times
		Yes	No
Bookings Report	Within 45 days after the last day of each fiscal quarter	Yes	No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes	No
10-Q, 10-K and 8-K	With next Compliance Certificate	Yes	No
Borrowing Base Certificate; A/R & A/P Agings
Within 45 days after the last day of each (i) fiscal
quarter when Borrower's Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances, and (ii) month at all other times
		Yes	No
Annual Board Approved financial projections	Annually within 7 days after board approval or more frequently as updated	Yes	No

Financial Covenants	Required	Actual	Complies

Maintain (tested (i) quarterly when Borrower's Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances, and (ii) monthly at all other times):
Adjusted Quick Ratio	>1.75:1.00	:1.00	Yes No

Maintain (tested quarterly):
Minimum Revenue
Trailing 6 month period ending January 31, 2016	$35,000,000	$---	Yes No
Trailing 9 month period ending April 30, 2016	$54,000,000	$ --	Yes No
Trailing 12 month period ending July 31, 2016	$74,750,000	$ --	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

External HSBC Account Covenant	Required	Actual	Comolies

Aggregate balance of External HSBC Accounts	< $4,000,000	$	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower (prior to the date on which an initial public offering of Borrower's common stock has been consummated) and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
Yes	No

Have there been any 10-Q, 10-K and 8-K filings by Borrower with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC), or distributed to its shareholders, as the case may be? If yes, provide copies of any such filings.
Yes	No

The following are the exceptions with respect to the certification above:    (If no exceptions exist, state "No exceptions to note.")
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

APIGEE CORPORATION	BANK USE ONLY

By:	Received by: _ AUTHORIZED SIGNER
Name:	Date:
Title:	Verified: _ AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:

I.    Adjusted Quick Ratio (Section 6.7(a) of the Loan Agreement)

Reguired: Tested as of the last day of each (i) fiscal quarter when Borrower's Adjusted Quick Ratio is greater than or equal to the AQR Threshold and there are no outstanding Advances and (ii) monthly at all other times, an Adjusted Quick Ratio of at least 1.75 to 1.00.

Actual:
A.	Aggregate value of Borrower's unrestricted cash not subject to any Lien securing Indebtedness	$
B.	Aggregate value of Borrower's Cash Equivalents	$
C.	Aggregate value of net billed accounts receivable	$
D.	Quick Assets (the sum of lines A, B, and C)	$
E.	Aggregate value of all obligations and liabilities of Borrower to Bank	$
F.
Without duplication to line E, the aggregate amount of obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all Subordinated Debt, that mature within one year
$
G.	Current Liabilities (the sum of lines E and F)	$
H.	Aggregate value of all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$

I.	Adjusted Quick Ratio (line D divided by line G, minus H)	--
Is line I at least 1.75 to 1.00?

    No, not in compliance        Yes, in compliance

[Schedule 1 to Exhibit C]

IL    Minimum Revenue (Section 6.7(b) of the Loan Agreement)

Required: Tested as of the last day of each fiscal quarter, minimum revenue under GAAP, measured for the trailing period specified below, of at least the following amounts at the following times:

Trailing Period	Minimum Revenue
Trailing 6 month period ending January 31, 2016	$35,000,000
Trailing 9 month period ending April 30, 2016	$54,000,000
Trailing 12 month period ending July 31, 2016	$74,750,000

Actual:

A.	Revenue	$_______________

Is the value of line A equal to or greater than the required amount?

    _ No, not in compliance        Yes, in compliance

[Schedule 1 to Exhibit C]